EXHIBIT 10.53

ASSIGNMENT OF RENTS AND LEASES
AND SECURITY AGREEMENT
THIS ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (this “Security Document”), dated for purposes of reference as of October 1, 2014, is from the DEVELOPMENT AUTHORITY OF MURRAY COUNTY, a development authority and public body corporate and politic of the State of Georgia (the “Debtor”), the address of which is hereinafter set forth, to TDG OPERATIONS, LLC, a Georgia limited liability company (the “Secured Party”), the address of which is also hereinafter set forth, its successors and assigns that from time to time shall be the registered owner of the Bond described below; capitalized words and terms used herein, but not defined herein, shall have the meaning set forth in the Lease or the Bond Resolution (each as hereinafter defined):
W I T N E S S E T H:
WHEREAS, the Debtor is a public body corporate and politic and a development authority duly created pursuant to the Development Authorities Law of the State of Georgia, O.C.G.A. § 36‑62‑1, et seq. (the “Act”) and activated by resolution of the governing body of Murray County (the “County”); and
WHEREAS, the Act provides that the Debtor is created for the public purpose, among other purposes, of developing and promoting for the public good, welfare and employment within the County; and
WHEREAS, the Debtor proposes to acquire, with proceeds of the Bond (defined below), new and used trade fixtures, machinery and equipment (the “Project”) installed or to be installed on the parcel of land in the County described in Exhibit A hereto (the “Land”) and improvements located thereon from time to time (collectively, the “Facility”), and is to lease the Project to the Secured Party, its successors and assigns; and
WHEREAS, in order to acquire the Project, the Debtor is issuing its Taxable Industrial Development Revenue Bond (TDG Operations, LLC Project), Series 2014 (the “Bond”), in the form of a draw-down obligation having a maximum principal amount of $12,500,000 (the “Maximum Principal Amount”); and
WHEREAS, contemporaneously with the execution hereof, the Debtor and the Secured Party are executing a Lease Agreement, dated as of October 1, 2014, relating to the Project, between the Debtor, as lessor, and the Secured Party, as initial lessee (the “Lease”), pursuant to the terms of which the Secured Party will cause the Project to be acquired and installed at the Facility and the Secured Party will lease the Project from the Debtor and will pay to the Debtor Basic Rent payments at such times and in such amounts as will be required to pay the principal of, and interest on the Bond, as and when the same become due; and
WHEREAS, the Bond was authorized under a resolution adopted by the Debtor on September 12, 2014 (the “Bond Resolution”) and was sold to the Secured Party pursuant to a Bond Purchase Loan Agreement dated as of October 1, 2014 (the “Bond Purchase Loan Agreement”), between the Debtor and the Secured Party, in its capacity both as Purchaser of the Bond and as Lessee under the Lease; and
WHEREAS, pursuant to the terms of the Bond Resolution, the Debtor is, as security for the payment of the Bond, granting to the Secured Party the Pledged Security (defined below) as provided herein.

ARTICLE I
Granting Provisions

NOW THEREFORE, FOR AND IN CONSIDERATION of the sum of TEN AND NO/100THS DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the indebtedness and other obligations of the Debtor hereinafter set forth, the Debtor does hereby grant, bargain, sell, convey, assign, transfer and set over unto the Secured Party, its successors and assigns, all of the following described interests, rights, improvements, fixtures and appurtenances, moneys, and other property and rights (hereinafter collectively referred to as the “Pledged Security”):
ALL right, title and interest of the Debtor in and to the Project;
ALL right, title and interest of the Debtor in and to the “Basic Rent,” described in Section 5.3(a) of the Lease, together with any termination payment the Lessee may be required to make thereunder, relating to the Project; the term “Lessee” as used herein means the lessee of the Project under the Lease;
ALL right, title and interest of the Debtor in and to that certain Option Agreement, dated as of October 1, 2014 (the “Option Agreement”), relating to the Project between the Debtor, as optionor, and the Secured Party, as optionee, including without limitation, all Purchase Price (as defined in the Option Agreement) proceeds thereunder (the “Option”);
ALL right, title and interest of the Debtor in and to the Lease, except for the “Unassigned Rights” (as defined in the Lease and in the Bond Resolution);
ALL right, title and interest of the Debtor in and to all other leases (other than the Lease), lettings and licenses of the Project or any part thereof now or hereafter entered into by the Debtor upon expiration or termination of the Lease, and all right, title and interest of the Debtor thereunder, and the rents, issues, profits, accounts receivable and revenues realized by the Debtor from such leasing or licensing of the Project, or any part thereof, from time to time accruing (including without limitation all payments under leases or subleases, lessee security deposits and escrow funds) under such leases, lettings and licenses, and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of the Debtor, in and to the same and including, without limitation, the right to receive and collect the rents, issues and profits payable thereunder, subject, however, to rights of the Debtor that are similar in nature to the Unassigned Rights;
ALL right, title and interest of the Debtor in and to cash, if any, from time to time on deposit in the Sinking Fund and Project Fund created by the Bond Resolution, and investments, if any, from time to time held for the credit of the Sinking Fund and the Project Fund, and investment income earned on such investments, subject to the rights of the Debtor and the Lessee under the Lease and the Bond Resolution to have amounts in the Project Fund applied as provided in the Lease and in the Bond Resolution;
ALL right, title and interest of the Debtor in and to all surveys, environmental reports, warranties, bonds, letters of credit or other security for installation of the Project, guarantees, business and building licenses and permits, architects’ and engineers’ plans, blueprints and drawings, installation, professional and other contracts and books and records relating to the Project; and all other, further or additional title, estates, options, privileges, interest or rights which the Debtor may now or hereafter acquire in and to the Project and the Lease (except for the Debtor’s Unassigned Rights);

ALL right, title and interest of the Debtor in and to Net Proceeds (as defined in the Lease) of casualty insurance received on account of damage to or destruction of the Project or any part thereof, Net Proceeds received on account of a taking of the Project, or any portion thereof, under power of eminent domain or in lieu of eminent domain, and Net Proceeds of any sale of the Project, or any portion thereof;
ALL right, title and interest of the Debtor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Project, hereafter acquired by, or released to the Debtor, or constructed, assembled, installed or placed by the Debtor or by others for the Debtor’s benefit on the Project, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further conveyance, assignment or other act by the Debtor, shall become subject to the encumbrance of this Security Document as fully and completely, and with the same effect, as though now owned by the Debtor and specifically described herein; and
ALL of the products and proceeds of the foregoing and accounts receivable relating thereto, including without limitation, investments thereof, and investment income earned thereon (except amounts payable to or on behalf of the Debtor on account of its Unassigned Rights).
TO HAVE AND TO HOLD the Pledged Security unto the Secured Party, its successors and assigns forever,
PROVIDED, HOWEVER, should the Debtor well and truly pay unto the Secured Party the Indebtedness (hereinafter defined) according to the tenor and effect thereof when the same shall become due and payable, and should the Debtor perform, comply with and abide by each and every one of the stipulations, agreements, conditions and covenants contained herein, and in the Bond and in the Bond Resolution, then (a) this Security Document shall terminate and be void, it being intended by the parties that this instrument shall operate as a security agreement granting a security interest in the Project (and any of the other of the Pledged Security that is determined to constitute property in which a security interest may be granted under the laws of the State of Georgia) to the Secured Party and is made under those provisions of the existing laws of the State of Georgia relating to security agreements and is given to secure payment of the Indebtedness; and (b) the liens and security interests hereby created on the Pledged Security shall be terminate, be void, and be released, otherwise this Security Document and security interests and liens hereby created shall remain in full force and effect.
THIS SECURITY DOCUMENT is intended to operate and is to be construed: (i) as an assignment of leases and rents relating to the Lease and other leases of the Project; and (iii) as a security agreement that grants to the Secured Party a security interest in the other Pledged Security, and is made under those provisions of the existing laws of the State of Georgia relating to assignments of leases and rents and security agreements. This Security Document is subject and junior to Superior Encumbrances, being all encumbrances on the Project in existence at the time of recording of this Security Document.
THIS INSTRUMENT is given to secure the following described indebtedness, liabilities and obligations of the Debtor (the “Indebtedness”):
(a)The Indebtedness evidenced by the Bond, being in the form of a draw-down obligation having a Maximum Principal Amount of TWELVE MILLION FIVE HUNDRED THOUSAND DOLLARS ($12,500,000), the final payment of debt service on which is due on October 1, 2023, together with any and all renewal or renewals, modification or modifications and extension or extensions of the indebtedness evidenced by the Bond, and together with any and all accrued and unpaid interest on the Bond in accordance with the terms of the Bond and the Bond Resolution;

(b)Any and all advances made by the Secured Party to protect or preserve the Pledged Security or the Secured Party’s interest therein, including, but not limited to advances made by the Secured Party to pay taxes, to pay insurance premiums on insurance relating to the Project or the activities conducted thereat, to repair or maintain the Project, or to complete improvements to the Project;

(c)Any and all expenses incident to the collection of the Indebtedness secured hereby, the foreclosure hereof by action in any court, or by exercise of the power of sale herein contained; and

(d)The full and prompt payment and performance of any and all obligations or covenants of the Debtor to the Secured Party under the terms of any other agreements, assignments or other instruments now or hereafter evidencing, securing or otherwise relating to the Indebtedness, including without limitation, the Bond, the Lease and the Bond Resolution (herein collectively called the “Issuer Documents”).

AND Debtor covenants and agrees with the Secured Party as follows:
ARTICLE II
Covenants of Debtor

Section 2.01.    Payment of the Indebtedness. The Debtor shall punctually pay, but solely from the Pledged Security, the Indebtedness as provided herein, in the Bond and in the Bond Resolution, in the coin and currency of the United States of America which is legal tender for the payment of public and private debts.

Section 2.02. Title to the Pledged Security. The Debtor warrants that (i) it has full power and lawful authority to convey and encumber the Pledged Security in the manner and form set forth herein and this Security Document constitutes a valid and enforceable security agreement as to the Project, and assignment of and security interest in the Pledged Security; (ii) it has not conveyed, assigned or pledged any of the Pledged Security, except to the Secured Party pursuant hereto and pursuant to the Bond Resolution and has the right to convey, assign and pledge its interest therein to the Secured Party hereunder, but makes no other representations or warranties as to any prior encumbrances on the Project; and (iii) it will preserve such security interest, and the lien created by such assignment, and will forever warrant and defend the validity and priority hereof against the claims of all persons and parties claiming by, through or under the Debtor.

Section 2.03. Enforcement of Lease. So long as the Lease is in effect, the Secured Party, as well as the Debtor, shall be entitled to enforce the lessee’s obligations under the Lease, provided, however, that only the Debtor shall be entitled to enforce the Debtor’s Unassigned Rights by seeking monetary damages, but in the enforcement of such Unassigned Rights, the Debtor shall not exercise the remedy of terminating the Lease without the prior written consent of the Secured Party. The Debtor shall permit the Secured Party to enter upon the Project and inspect the Project at all reasonable hours and without prior notice. The Debtor shall not, without the prior written consent of the Secured Party, threaten, commit, permit or suffer to occur any waste, material alteration or demolition or removal of any material portion of the Project.

Section 2.04. Insurance. The Lease requires the Lessee to carry, or cause to be carried, certain insurance relating to the Project. The Debtor and the Secured Party shall each have the right to enforce the provisions of the Lease relating to insurance.

Section 2.05. Eminent Domain. If the Debtor obtains knowledge of the institution or threat of institution of any proceedings for the taking of the Project or any portion thereof by exercise of the power of eminent domain, the Debtor shall immediately notify the Secured Party of the pendency of such proceedings. The Secured Party may participate in any such proceedings and the Debtor from time to time will deliver to the Secured Party all instruments requested by it to permit such participation. The Debtor shall not settle any eminent domain proceeding relating to the Project or any part thereof or sell the Project or any part thereof under threat of eminent domain without the prior written consent of the Secured Party.

Section 2.06. Use of Net Proceeds. Subject to the prior rights of the holder of any Superior Encumbrance, the Net Proceeds of casualty insurance relating to the Project, the Net Proceeds of any taking by eminent domain or sale in lieu thereof, of the Project or the Net Proceeds of any other sale of the Project, or any part thereof, shall, upon receipt, be applied as provided in Article VII of the Lease. The Debtor and the Secured Party shall each be entitled to enforce the provisions of the Lease relating to the use of such Net Proceeds.

Section 2.07. Taxes and Other Charges. So long as the Lease is in effect, the Secured Party, as well as the Debtor, shall be entitled to enforce the Lessee’s covenants therein relating to the payment of all taxes of every kind and nature, and assessments, levies, permits, inspection and license fees and all other charges imposed upon or assessed against the Project or any part thereof or upon the revenues, rents, issues, income and profits of the Project or arising in respect of the occupancy, uses or possession thereof.

Section 2.08. Mechanics’ and Other Liens. So long as the Lease is in effect, the Secured Party, as well as the Debtor, shall be entitled to enforce Lessee’s covenants thereunder relating to mechanics’ and other liens.

Section 2.09. This Instrument Authorized. The Debtor hereby warrants and represents that: the execution and delivery of this instrument, the Bond Purchase Loan Agreement, the Lease, the Bond, the Option Agreement and the other Issuer Documents have been duly authorized and that there is no provision in the Act or other provisions of applicable law, as the same may have been amended, requiring further consent for such action by any other entity or person; it is duly created, activated, validly existing and in good standing under the laws of the State of Georgia and has (a) all necessary licenses, authorizations, registrations and approvals and (b) full power and authority to own its properties and carry on its activities as presently conducted; and the execution and delivery by and performance of its obligations under this instrument, the Bond Resolution, the Bond Purchase Loan Agreement, the Lease, the Bond, the Option Agreement and the other Issuer Documents will not result in the Debtor being in default under any provision of the Act or other provisions of Georgia law, as the same may have been amended, or of any deed to secure debt, mortgage, indenture, contract or other agreement to which it is a party.

Section 2.10. Additional Covenants. Without the prior written consent of the Secured Party in each instance, the Debtor shall not, except as expressly permitted pursuant to the terms of the Bond Resolution or the Lease, sell, lease, exchange, assign, convey, transfer or otherwise dispose of (or enter into any agreement to do so), the Pledged Security or any part thereof or any interest therein, including, without limitation, the leases, rents or income thereof.

Section 2.11. Security Agreement.

(a)Insofar as the Pledged Security consists of rights and property (the “UCC Property”) in which the Debtor can grant a security interest under the Uniform Commercial Code as enacted in the State of Georgia (the “UCC”), this Security Document is hereby made and declared to be a security agreement, encumbering each and every item of the UCC Property, in compliance with the provisions of the UCC. Financing statements, describing the UCC Property and amendments thereto and naming the Secured Party as “secured party” and the Debtor as “debtor,” may be prepared by the Secured Party and appropriately filed. The remedies for any violation of the covenants, terms and conditions of the security agreement contained herein shall be (i) as prescribed herein, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in the UCC, all at the Secured Party’s sole election.

(b)The Debtor shall execute and deliver to the Secured Party, in form and substance satisfactory to the Secured Party, such further assurances as the Secured Party may from time to time reasonably consider necessary to create, perfect and preserve the Secured Party’s security interest herein granted, and the Secured Party may cause such statements and assurances to be recorded and filed at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.

The assignment and security interest herein granted shall not be deemed or construed to constitute the Secured Party as a “mortgagee in possession” of the Project, and the Secured Party shall not be obligated to lease the Project or attempt to do same, or to take any action, incur any expense or perform or discharge any obligation, duty or liability whatsoever under any of the leases or otherwise.
Section 2.12. Assignment of Leases and Rents. By this Security Document, the Debtor has granted, bargained, sold and conveyed, and by these presents does grant, bargain, sell and convey absolutely unto the Secured Party, the Lease and all other leases and the rents subject only to the Superior Encumbrances applicable thereto, to have and to hold the leases and the rents forever, and the Debtor does hereby bind itself, its successors and assigns to warrant and forever defend (but at the cost of the Secured Party) the title to the leases and the rents unto the Secured Party against every person whomsoever lawfully claiming or to claim the same or any part thereof; provided, however, if the Debtor shall pay or cause to be paid the Indebtedness as and when the same shall become due and payable and shall perform and discharge or cause to be performed and discharged all of the obligations on its part to be performed hereunder on or before the date same are to be performed and discharged, then this assignment shall thereupon become terminated and of no further force and effect, and all rights, titles and interests conveyed pursuant to this assignment shall become revested in the Debtor without the necessity of any further act or requirement by the Debtor or the Secured Party.

ARTICLE III
Default and Remedies

Section 3.01. Events of Default. Any one or more of the following events or conditions shall constitute Events of Default under this Security Document:

(a)an Event of Default, as such term is therein defined, should occur under the Lease or the Bond Resolution; or

(b)failure by the Debtor to observe or perform any of the terms, covenants or conditions contained in this Security Document, for ten (10) days after receipt from Secured Party of written notice of such failure, provided, such ten (10) day grace period set forth in this subsection (b) shall not apply to any other Event of Default expressly set forth in this Section 3.01 or to any other covenant or condition with respect to which a limitation as to time or grace period or right to cure is expressly provided in this Security Document; or

(c)if any disposition of the Pledged Security or any part thereof prohibited hereby is made by the Debtor; or

(d)if there is an attachment or sequestration of or relating to a material part of the Pledged Security and the same is not promptly discharged; or

(e)an Event of Default under the Lease; or

(f)except as above provided in (e), the Lessee’s failure to observe, perform, or comply with any other covenant, condition, or agreement in any instrument approved by the Bond Resolution (the “Bond Documents”) on the part of the Lessee to be observed or performed, for a period of thirty (30) days after written notice from the Debtor or the Holder specifying such breach or failure and requesting that it be remedied, unless the Debtor and the Holder shall agree in writing to an extension of such time prior to its expiration. In the case of any such breach or default which can be cured, but cannot be cured within such thirty (30)-day period, it shall not constitute an Event of Default if corrective action is instituted by the Lessee within the applicable thirty (30)-day period and is diligently pursued until the breach or default is corrected; or

(g)The filing of a voluntary petition in bankruptcy or similar action by the Lessee or the filing of petition in bankruptcy by a creditor of the Lessee: against the Lessee that is not discharged within 90 days of such filing.

Section 3.02. Remedies.

(a)Upon the occurrence of any Event of Default, the Secured Party may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against the Debtor and in and to the Pledged Security, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as the Secured Party may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of the Secured Party: (1) declare the entire unpaid Indebtedness to be immediately due and payable; or (2) notify all lessees of the Project and all others obligated on leases of any part of the Project that all rents and other sums owing on such leases have been assigned to the Secured Party and are to be paid directly to the Secured Party, and to enforce payment of all obligations owing on leases, by suit, cancellation, releasing, reletting or otherwise, whether or not the Secured Party has taken possession of the Project, and to exercise whatever rights and remedies the Secured Party may have under any assignment of rents and leases; or (3) enter into or upon the Facility, either personally or by its agents, nominees or attorneys and take possession of the Project, and thereupon the Secured Party may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Project; (ii) make alterations, additions, renewals, replacements and improvements to the Project; (iii) exercise all rights and powers of the Debtor with respect to the Project, whether in the name of the Debtor, or otherwise, including, without limitation, the right to make, cancel, enforce or modify the Lease or other leases, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Project and every part thereof, which rights shall not be in limitation of the Secured Party’s rights under any assignment of rents and leases securing the Indebtedness; and (iv) apply the receipts from the Project to the payment of the Indebtedness, after deducting therefrom all reasonable expenses (including reasonable attorneys’ and paralegals’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Project, as well as just and reasonable compensation for the services of the Secured Party, its counsel, agents and employees; or (4) institute proceedings for the complete foreclosure of this Security Document either at law, in equity or pursuant to Section 3.02(b) herein, in which case the Project may be sold for cash or upon credit in one or more lots; or (5) with or without entry into or upon the Facility, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of security interests granted in this Security Document for the portion of the Indebtedness then due and payable (if Secured Party shall have elected not to declare the entire Indebtedness to be immediately due and owing), subject to the continuing encumbrance of this Security Document for the balance of the Indebtedness not then due; or (6) sell for cash or upon credit the Pledged Security or any part thereof and all estate, claim, demand, right, title and interest of the Debtor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in lots, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Pledged Security, this Security Document shall continue as an encumbrance on the remaining portion of the Pledged Security; or (7) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in the Lease or the Bond; or (8) recover judgment on the Lease or the Bond either before, during or after any proceedings for the enforcement of this Security Document; or (9) apply for the appointment of a trustee, receiver, liquidator or conservator of the Pledged Security, without regard for the adequacy of the security for the Indebtedness and without regard for the solvency of the Debtor, any guarantor, or any other person, firm or other entity liable for the payment of the Indebtedness; or (10) pay or perform any default in the payment, performance or observance of any term, covenant or condition of this Security Document, and all payments made or costs or expenses incurred by the Secured Party in connection therewith, shall be secured hereby and shall be, without demand, immediately repaid by the Debtor to the Secured Party with interest thereon as provided in the Bond, the Bond Resolution and the Issuer Documents (as defined in the Bond Resolution), as applicable, the necessity for any such actions and of the amounts to be paid to be in the sole judgment of the Secured Party, and the Secured Party may enter and authorize others to enter into or upon the Facility or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to the Debtor or any person in possession holding under the Debtor; or (11) pursue such other remedies as Secured Party may have under applicable law, in equity or under the Bond, the Lease, the Option Agreement, the Bond Resolution or this Security Document.

(b)The purchase money proceeds or avails of any sale made under or by virtue of this Article III, together with any other sums which then may be held by the Secured Party under this Security Document, whether under the provisions of this Article III or otherwise, shall be applied as follows:

First: To the payment of the costs and expenses of any such sale, including reasonable compensation to the Secured Party, its agents and counsel, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Secured Party under this instrument, together with interest as provided herein on all advances made by the Secured Party and all taxes or assessments, except any taxes, assessments or other charges subject to which the Pledged Security shall have been sold.
Second: To the payment of the whole amount then due, owing or unpaid upon the Bond for principal, together with any and all applicable interest.
Third: To the payment of any other sums required to be paid by the Debtor pursuant to any provision of this Security Document or of the Bond or of the Lease.
Fourth: To the payment of the surplus, if any after the payment of all the Indebtedness, to whomsoever may be lawfully entitled to receive the same. The Secured Party and any receiver of the Pledged Security, or any part thereof, shall be liable to account for only those rents, issues and profits actually received by it.
(c)The Secured Party may adjourn from time to time any sale by it to be made under or by virtue of this Security Document by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, the Secured Party, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(d)Upon the completion of any sale or sales made by the Secured Party under or by virtue of this Article III, the Secured Party, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. The Secured Party is hereby irrevocably appointed the true and lawful attorney of the Debtor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Pledged Security and rights so sold and for that purpose the Secured Party may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, the Debtor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any such sale or sales made under or by virtue of this Article III, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Debtor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against the Debtor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under the Debtor.

(e)In the event of any sale made under or by virtue of this Article III (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale) the entire Indebtedness, if not previously due and payable, immediately thereupon shall, anything in the Bond, in the Lease, in the Option Agreement, or in this Security Document to the contrary notwithstanding, become due and payable.

(f)Upon any sale made under or by virtue of this Article III (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), the Secured Party may bid for and acquire the Pledged Security or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Indebtedness the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which the Secured Party is authorized to deduct under this Security Document.

(g)No recovery of any judgment by the Secured Party and no levy of an execution under any judgment upon the Pledged Security or upon any other property of Debtor shall affect in any manner or to any extent, the lien of this Security Document upon the Pledged Security or any part thereof, or any liens, rights, powers or remedies of the Secured Party hereunder, but such liens, rights, powers and remedies of the Secured Party shall continue unimpaired as before.

(h)The Debtor agrees, to the fullest extent permitted by law, that upon the occurrence of an Event of Default, neither the Debtor nor anyone claiming through or under the Debtor or any of them shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Security Document, or the absolute sale of the Pledged Security, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and the Debtor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshaled upon any foreclosure hereof or sale pursuant hereto.

(i)The Secured Party, at its option, is authorized to foreclose this Security Document subject to the rights of any lessees of the Project, and the failure to make any such lessees parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by the Debtor, a defense to any proceedings instituted by Secured Party to collect the sums secured hereby.

Section 3.03. Payment of Indebtedness After Default. Upon the occurrence of any Event of Default and the acceleration of the maturity of the Bond, if, at any time prior to foreclosure sale, the Debtor or any other person tenders payment of the amount necessary to satisfy, irrevocably, the Indebtedness, the same shall constitute an evasion of the payment terms of the Bond and shall be deemed to be a voluntary prepayment thereunder.

Section 3.04. Possession of the Project. Upon the occurrence and during the continuation of any Event of Default hereunder and an exercise by the Secured Party of a remedy that entitles the Secured Party to possession of the Project, it is agreed that the Debtor, at the Secured Party’s option, shall immediately surrender, and shall cause the Lessee to surrender, the Project to the Secured Party, and if the Lessee (or any other user of the Project) is permitted by the Secured Party to continue to use the Project, it shall do so as sublessee of the Secured Party and on terms to be agreed upon by the Secured Party and such Lessee or other user. The covenants herein contained may be enforced by a receiver of the Pledged Security or any part thereof. Nothing in this Section 3.04 shall be deemed to be a waiver of the provisions of this Security Document prohibiting the sale or other disposition of the Pledged Security without the Secured Party’s consent.

Section 3.05. Debtor’s Actions After Default. After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by the Secured Party to obtain judgment for the Indebtedness, or of any other nature in aid of the enforcement of the Lease, of the Bond, of the Bond Resolution, or the Option Agreement, or of this Security Document, the Debtor will, if required by the Secured Party, consent to the appointment of a receiver or receivers of the Pledged Security and of all the earnings, revenues, rents, issues, profits and income thereof. Nothing herein shall be deemed to require the commencement of a suit or the consent of the Debtor as a condition precedent for the Secured Party’s right to the appointment of a receiver or the exercise of any other rights or remedies available to the Secured Party.

Section 3.06. Control by Secured Party After Default. Notwithstanding the appointment of any receiver, liquidator or trustee of the Debtor, or of any of its property, or of the Pledged Security or any part thereof, the Secured Party shall be entitled to retain possession and control of all property now and hereafter covered by this Security Document.
ARTICLE IV
Miscellaneous

Section 4.01. Nature of Obligations of Debtor.

(a)The obligations of the Debtor hereunder are not general obligations of the Debtor, but are special and limited obligations of the Debtor that are payable solely from the Pledged Security, and the Secured Party shall not be entitled to any deficiency judgment against the Debtor. The Secured Party expressly acknowledges that the Debtor has executed and delivered this Security Document for the sole purpose of granting to the Secured Party, as security for the Indebtedness, the portion of the Pledged Security in which it has an interest. The Secured Party acknowledges and agrees that notwithstanding anything herein to the contrary, neither the Debtor nor any of its officers or directors shall have any personal liability for payment of the Indebtedness or performance of the duties and obligations of the Debtor hereunder, and the Secured Party shall look solely to, and rely solely upon, the Pledged Security for payment of the Indebtedness.

(b)The Secured Party expressly acknowledges that no personal liability whatsoever shall attach to, or be incurred by, any member, director, officer, official, counsel, agent or employee, as such, past, present or future, of the Debtor or of any successor body, either directly or through such Debtor or any successor body, under or by reason of any of the obligations, covenants, promises, or agreements entered into between such Debtor and Secured Party contained in this Security Document or to be implied herefrom, and that all personal liability of that character against every such member, director, officer and employee is, by the execution of this Security Document and as a condition to, and as part of the consideration for, the execution of this Security Document, expressly waived and released. The immunity of the members, directors, officers, officials, counsel, agents and employees of the Debtor under the provisions contained in this paragraph shall survive termination of this Security Document.

Section 4.02. Notices. All notices to any parties hereunder shall be in writing and shall be given by United States mail or overnight courier to such party at its address set forth below or such other address as such party may hereafter specify by notice to the other party hereto. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail with first class postage pre-paid, addressed as aforesaid, or (ii) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this section (provided that notices to the Secured Party shall not be effective until received).

To the Debtor:	Development Authority of Murray County 121 N. Fourth Avenue Chatsworth, Georgia 30705 Attention: Chairman
with copies to:	Gregory H. Kinnamon, P.C. 512 South Thornton Avenue Dalton, Georgia 30722 Attention: Gregory H. Kinnamon, Esq.
Murray County 121 N. Fourth Avenue Chatsworth, Georgia 30705 Attention: Brittany Pittman, Sole Commissioner and
Seyfarth Shaw LLP 1075 Peachtree Street, N.E. Suite 2500 Atlanta, Georgia 30309 Attention: Daniel M. McRae, Esq.
To the Secured Party:	TDG Operations, LLC c/o The Dixie Group, Inc. 2208 South Hamilton Street Extension Dalton, Georgia 30721 Attn: Jon A. Faulkner, President
with a copy to:	Miller & Martin PLLC Suite 1000 Volunteer Building 832 Georgia Avenue Chattanooga, Tennessee 37402 Attention: Robert L. Dann, Esq.

Any person designated in this Section 4.02 may, by notice given to the others, designate any additional or different addresses to which subsequent notices, certificates, or other communications shall be sent to it. If the Secured Party named herein shall have assigned this Security Document to a successor Holder of the Bond, notices to the Secured Party shall be sent to the successor Bondholder at such address as such successor Bondholder shall have provided to the Debtor in writing.
Section 4.03. Binding Obligations. The provisions and covenants of this Security Document shall be binding upon the Debtor and shall inure to the benefit of the Secured Party and subsequent holders of the Bond. For the purpose of this Security Document, the term “Debtor” shall mean the Debtor named herein, and its successors and assigns.

Section 4.04. Captions. The captions of the sections of this Security Document are for the purpose of convenience only and are not intended to be a part of this Security Document and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

Section 4.05. Severability. Any provision of this interest which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

Section 4.06. General Conditions.

(a)All covenants hereof shall be construed as affording to the Secured Party rights additional to and not exclusive of the rights conferred under the provisions of applicable laws of the State of Georgia.

(b)This instrument cannot be altered, amended, modified or discharged orally and no agreement shall be effective to modify or discharge it in whole or in part, unless it is in writing and signed by the party against whom enforcement of the modification, alteration, amendment or discharge is sought.

(c)No remedy herein conferred upon or reserved to the Secured Party is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of the Secured Party in exercising any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default, or any acquiescence therein. Acceptance of any payment after the occurrence of an Event of Default shall not be deemed to waive or cure such Event of Default; and every power and remedy given by this Security Document to the Secured Party may be exercised from time to time as often as may be deemed expedient by the Secured Party. Nothing herein or in the Bond shall affect the obligation of the Debtor to pay the Indebtedness in the manner and at the time and place therein respectively expressed.

(d)No waiver by the Secured Party will be effective unless it is in writing and then only to the extent specifically stated. Without limiting the generality of the foregoing, any payment made by the Secured Party for insurance premiums, taxes, assessments, water rates, sewer rentals or any other charges affecting the Project, shall not constitute a waiver of the Debtor’s default in making such payments and shall not obligate the Secured Party to make any further payments.

(e)The Debtor acknowledges that it has received a true copy of this Security Document.

(f)For the purposes of this Security Document, all defined terms and personal pronouns contained herein shall be construed, whenever the context of this Security Document so requires, so that the singular shall be construed as the plural and vice versa and so that the masculine, feminine or neuter gender shall be construed to include all other genders.

(g)No provision of this Security Document shall be construed against or interpreted to the disadvantage of the Debtor or the Secured Party by any court or other governmental or judicial authority by reason of such party having or being deemed to have drafted, prepared, structured or dictated such provision.

(h)Whenever any payment to be made hereunder or under the Bond, the Bond Resolution or the Lease shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Bond or the Bond Resolution (“Business Day” means a day which is not a Saturday, Sunday, a legal holiday, or any other day on which banking institutions are authorized to be closed in the State of Georgia).

(i)Time is of the essence with respect to each and every covenant, agreement and obligation of the Debtor under this Security Document.

Section 4.07. Legal Construction. The enforcement of this Security Document shall be governed, construed and interpreted by the laws of the State of Georgia. Nothing in this Security Document, the Lease, the Bond or in any other agreement between the Debtor and the Secured Party shall require the Debtor to pay, or the Secured Party to accept, interest in an amount which would subject the Secured Party to any penalty under applicable law. In the event that the payment of any interest due hereunder or under the Bond or any such other agreement would subject the Secured Party to any penalty under applicable law, then automatically the obligations of the Debtor to make such payment shall be reduced to the highest rate authorized under applicable law.

Section 4.08. No Partnership or Joint Venture. Nothing contained herein or in the Bond or in the Lease, nor the acts of the parties hereto, shall be construed to create a partnership or joint venture between the Debtor and the Secured Party. The relationship between the Debtor and the Secured Party is the relationship of “debtor” and “creditor”.

Section 4.09. Counterparts. This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together shall constitute one and the same instrument.

Section 4.10 Commercial Transaction. The interest of the Secured Party hereunder and the liability and obligation of the Debtor for the payment of the Indebtedness arise from a “commercial transaction” within the meaning of O.C.G.A. § 44-14-260(1). Accordingly, pursuant to O.C.G.A. § 44-14-263, Debtor waives any and all rights which Debtor may have to notice prior to seizure by Secured Party or any interest in personal property of Debtor pledged hereunder, whether such seizure is by writ of possession or otherwise.
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IN WITNESS WHEREOF, this instrument has been duly executed and delivered under seal as of the day and year first above written.

DEVELOPMENT AUTHORITY
OF MURRAY COUNTY

By:    /s/ Craig Brock
Chairman
Attest:

/s/ John Kenemer
Secretary

[seal]
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The Secured Party has executed this Security Document for the purpose of becoming a signatory to the security agreement set forth herein.

TDG OPERATIONS, LLC,
a Georgia limited liability company

By:     /s/ Jon A. Faulkner         (seal)
Jon A. Faulkner, President